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                                 Exhibit 23.3

                     Rauscher Pierce Refsnes, Inc. Consent



  The undersigned hereby consents to the inclusion of its opinion as an exhibit to the Registration Statement on Form S-4 of Sheffield Exploration Company, Inc. and to the references to the undersigned and the summarization of such opinion in the Registration Statement.

May 10, 1996

                         Rauscher Pierce Refsnes, Inc.


                          By  /s/ Joseph P. Cunningham
                            ---------------------------
                                  Joseph P. Cunningham,
                                  Managing Director